UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2012
_____________________

RESPONSE BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.
Vancouver, British Columbia, Canada V6P 6P2
(Address of principal executive offices, including zip code)

(604) 456-6010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On May 2, 2012, the Audit Committee of the Board of Directors of Response Biomedical Corporation, or the Company, approved the dismissal of Ernst & Young LLP, Chartered Accountants, or Ernst & Young, as its certifying independent registered public accountant, subject to the completion of its quarterly review procedures and the approval of the Company’s shareholders, which approval is required for a change of auditors under the laws of British Columbia, Canada.  None of the reports of Ernst & Young on the financial statements of the Company for either of the past two fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in Ernst & Young’s report on our financial statements as of and for the years ended December 31, 2011 and 2010.

During the Company’s two most recent fiscal years and any subsequent interim periods preceding the date of the Audit Committee approved the dismissal of Ernst & Young, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Ernst & Young’s satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with its report; and there were no “reportable events” as defined in Item 304(a)(1) of the Securities and Exchange Commission’s Regulation S-K.

On May 2, 2012, the Audit Committee of the Board of Directors of the Company approved the engagement of Pricewaterhouse Coopers LLP, or PwC, as its independent registered public accounting firm for the fiscal year ended December 31, 2012, subject to the approval of the Company’s shareholders, which approval is required for a change of auditors under the laws of British Columbia, Canada.  During the two most recent years and any subsequent interim periods through the date of Audit Committee’s approval of its engagement, neither the Company nor anyone engaged on its behalf has consulted with PwC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K).

The Company has furnished Ernst & Young with a copy of the disclosures under this Item 4.01 and has requested that Ernst & Young provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from Ernst & Young is filed herewith.

As the Company is incorporated under the laws of British Columbia, Canada and such laws require the approval of the Company’s shareholders prior to the change in auditors, the Company will amend this Current Report on Form 8-K following its 2012 annual meeting of shareholders: (i) to report the approval or disapproval of the change in auditors, and (ii) to update the disclosures required by Item 304 of Regulation S-K and Item 4.01 of Form 8-K.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously disclosed in a Current Report on Form 8-K filed on April 13, 2012, or the Initial 8-K, that effective May 1, 2012, Peter A. Thompson, M.D., the Company’s interim chief executive officer, would step down from the position.  This expectation was based on the belief that Jeffrey L. Purvin, the Company’s incoming chief executive officer, would have secured the necessary work permit to assume the position of chief executive officer by May 1, 2012.  As the work permit application remained in process on May 1, 2012, Mr. Purvin did not assume the position of chief executive officer on May 1, 2012, although he is expected to do so as soon as the necessary work permits are obtained.  Accordingly, Dr. Thompson did not step down as the Company’s interim chief executive officer on May 1, 2012 and he continues to hold that position.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
16	Letter from Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORPORATION

By:	/s/Richard A. Canote
Richard A. Canote Chief Financial Officer

Date:  May 3, 2012